FORM N-SAR
Exhibits 77Q1(e)

MAINSTAY VP FUNDS TRUST
811-03833
For Period Ended 06/30/2011

The following documents were previously filed with Post-Effective Amendment no. 56 to the Registrant’s registration statement filed on April 29, 2011, accession number 0001144204-11-024781

 Investment Advisory Contracts

1.	Management Agreement between the Registrant and New York Life Investment Management LLC dated April 29, 2011
2.	Amended and Restated Subadvisory Agreement between New York Life Investment Management LLC and Epoch Investment Partners, Inc. dated April 29, 2011

3.	Subadvisory Agreement between New York Life Investment Management LLC and Institutional Capital LLC dated April 29, 2011
4.	Subadvisory Agreement between New York Life Investment Management LLC and MacKay Shields LLC dated April 29, 2011

5.	Subadvisory Agreement between New York Life Investment Management LLC and Madison Square Investors LLC dated April 29, 2011
6.	Subadvisory Agreement between New York Life Investment Management LLC and Winslow Capital Management, Inc. dated April 29, 2011